Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of RiverSource Life Insurance Company (the “Company”) for the quarterly period ended September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Gumer C. Alvero, as Interim Chairman of the Board and Executive Vice President - Annuities (Principal Executive Officer) of the Company, and Brian J. McGrane, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 9, 2021	By:	/s/ Gumer C. Alvero
Gumer C. Alvero Interim Chairman of the Board and Executive Vice President - Annuities (Principal Executive Officer)

Date:	November 9, 2021	By:	/s/ Brian J. McGrane
Brian J. McGrane Chief Financial Officer